Exhibit 99.2

Reinhart Foodservice
Business
(Carve-Out of Certain
Operations of Reyes
Holdings, L.L.C. and Lone
Oak Realty LLC)

Combined Financial Statements as of and for the Years
Ended December 31, 2018 and 2017

REINHART FOODSERVICE BUSINESS
(CARVE-OUT OF CERTAIN OPERATIONS OF REYES
HOLDINGS, L.L.C. AND LONE OAK REALTY LLC)

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1–2

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017:

Combined Balance Sheets	3

Combined Statements of Earnings	4

Combined Statements of Comprehensive Income	5

Combined Statements of Members’ Capital	6

Combined Statements of Cash Flows	7

Notes to Combined Financial Statements	8–19

INDEPENDENT AUDITORS’ REPORT

To the Members of
Reyes Holdings, L.L.C. and Lone Oak Realty LLC:

We have audited the accompanying combined financial statements of Reinhart Foodservice Business (Carve-Out of Certain Operations of Reyes Holdings, L.L.C. and Lone Oak Realty LLC) (collectively, the “Business”), which comprise the combined balance sheets as of December 31, 2018 and 2017, and the related combined statements of earnings, comprehensive income, members’ capital, and cash flows for the years ended December 31, 2018 and 2017 and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Business’ preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’ internal control.

Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Reinhart Foodservice Business as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years ended December 31, 2018 and 2017 in accordance with accounting principles generally accepted in the United States of America.

August 27, 2019

REINHART FOODSERVICE BUSINESS
(CARVE-OUT OF CERTAIN OPERATIONS OF REYES
HOLDINGS, L.L.C. AND LONE OAK REALTY LLC)

COMBINED BALANCE SHEETS AS OF DECEMBER 31, 2018 AND 2017 (Dollars in thousands)

ASSETS	2018	2017

CURRENT ASSETS:
Cash	$17,942	$17,161
Accounts receivable:
Trade—Net	294,122	275,936
Other	5,727	5,428
Inventories—Net	205,585	205,678
Prepaid expenses and other current assets	14,094	11,650
Total current assets	537,470	515,853
PROPERTY, PLANT AND EQUIPMENT—Net	395,081	381,254
INTANGIBLE ASSETS—Net	141,542	146,539
GOODWILL	576,456	576,456
OTHER ASSETS	12,049	16,771
TOTAL	$1,662,598	$1,636,873

LIABILITIES AND MEMBERS’ CAPITAL

CURRENT LIABILITIES:
Book overdrafts	$136,071	$138,727
Accounts payable	234,660	232,120
Accrued expenses	96,646	89,957
Current installments of long-term debt	4,096	3,921
Total current liabilities	471,473	464,725
LONG-TERM DEBT—Net of current installments	309,729	313,825
OTHER LONG-TERM LIABILITIES	34,276	31,575
DUE TO MEMBERS	304,917	313,801
MEMBERS’ CAPITAL	542,203	512,947
TOTAL	$1,662,598	$1,636,873

See notes to combined financial statements.

REINHART FOODSERVICE BUSINESS
(CARVE-OUT OF CERTAIN OPERATIONS OF REYES
HOLDINGS, L.L.C. AND LONE OAK REALTY LLC)

COMBINED STATEMENTS OF EARNINGS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017 (Dollars in thousands)

	2018	2017
NET SALES	$6,125,199	$6,025,421
COST OF SALES	5,290,548	5,205,251
GROSS PROFIT	834,651	820,170
OPERATING EXPENSES:
Warehouse	162,471	157,339
Sales and marketing	127,500	122,843
Delivery	300,051	286,728
General and administrative	130,483	133,995
Total operating expenses	720,505	700,905
OPERATING INCOME	114,146	119,265
OTHER INCOME (EXPENSE):
Interest expense	(32,932)	(31,466)
Other income (expense)	(119)	403
EARNINGS BEFORE INCOME TAX EXPENSE	81,095	88,202
INCOME TAX EXPENSE	60	335
NET EARNINGS	$81,035	$87,867

See notes to combined financial statements.

REINHART FOODSERVICE BUSINESS
(CARVE-OUT OF CERTAIN OPERATIONS OF REYES
HOLDINGS, L.L.C. AND LONE OAK REALTY LLC)

COMBINED STATEMENTS OF COMPREHENSIVE INCOME FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017 (Dollars in thousands)

	2018	2017
NET EARNINGS	$81,035	$87,867
OTHER COMPREHENSIVE INCOME (LOSS)
Derivative instruments adjustment	(9,434)	3,462
COMPREHENSIVE INCOME	$71,601	$91,329

See notes to combined financial statements.

REINHART FOODSERVICE BUSINESS
(CARVE-OUT OF CERTAIN OPERATIONS OF REYES
HOLDINGS, L.L.C. AND LONE OAK REALTY LLC)

COMBINED STATEMENTS OF MEMBERS’ CAPITAL FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017 (Dollars in thousands)

	Members’ Capital	Accumulated Other Comprehensive Income (Loss)	Total
BALANCE—December 31, 2016	$467,147	$1,304	$468,451
Net earnings	87,867	-	87,867
Distributions to Members	(46,833)	-	(46,833)
Other comprehensive income	-	3,462	3,462
BALANCE—December 31, 2017	508,181	4,766	512,947
Net earnings	81,035	-	81,035
Distributions to Members	(42,345)	-	(42,345)
Other comprehensive loss	-	(9,434)	(9,434)
BALANCE—December 31, 2018	$546,871	$(4,668)	$542,203

See notes to combined financial statements.

REINHART FOODSERVICE BUSINESS
(CARVE-OUT OF CERTAIN OPERATIONS OF REYES
HOLDINGS, L.L.C. AND LONE OAK REALTY LLC)

COMBINED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017 (Dollars in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:	2018	2017
Net earnings	$81,035	$87,867
Adjustments to reconcile net earnings to net cash flows from operating activities:
Depreciation and amortization	50,497	48,709
Gain on disposal of long-lived assets	(793)	(458)
Changes in assets and liabilities:
Trade and other receivables	(18,485)	(15,686)
Inventories	93	43,401
Prepaid expenses and other assets	(2,469)	(10,179)
Book overdrafts	(2,656)	(4,555)
Accounts payable	2,540	(3,961)
Accrued expenses and other liabilities	4,722	(8,689)
Net cash flows from operating activities	114,484	136,449
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(59,711)	(52,146)
Proceeds from sale of long-lived assets	1,216	1,236
Net cash flows from investing activities	(58,495)	(50,910)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	-	7,539
Payments of long-term debt	(3,921)	(3,766)
Changes in Due to Members	(8,884)	(38,853)
Payments of bank fees	(58)	-
Distributions to Members	(42,345)	(46,833)
Net cash flows from financing activities	(55,208)	(81,913)
NET INCREASE IN CASH	781	3,626
CASH—Beginning of year	17,161	13,535
CASH—End of year	$17,942	$17,161
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$32,933	$31,468
Taxes paid	$60	$335

See notes to combined financial statements.

REINHART FOODSERVICE BUSINESS
(CARVE-OUT OF CERTAIN OPERATIONS OF REYES
HOLDINGS, L.L.C. AND LONE OAK REALTY LLC)

NOTES TO COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017 (Dollars in thousands, unless otherwise noted)

1.	BUSINESS

Reinhart Foodservice, L.L.C. (Reinhart), a Delaware limited liability company, is a broadline distributor of items consisting primarily of food, paper and related products to restaurants, schools, healthcare, government and other institutions in the mid-western, mid-eastern and eastern sections of the United States (U.S.). Reinhart is a wholly owned subsidiary of Reyes Holdings, L.L.C. (Reyes). Reinhart owns the following limited liabilities companies: Mississippi Valley Freight, LLC, Reinhart Louisiana Holdings, L.L.C., Reinhart Foodservice Louisiana, L.L.C. and Reinhart Transportation, LLC.

Lone Oak Realty LLC (Lone Oak, and collectively with Reyes, “Members”) owns commercial real estate in the continental U.S. through a series of wholly owned subsidiaries and leases those properties to subsidiaries of Reyes.

Reinhart leases certain of its facilities from subsidiaries of Lone Oak, including Lone Oak – Bowling Green, L.L.C., Lone Oak – Cincinnati, L.L.C., Lone Oak – Coal Township, L.L.C., Lone Oak – Detroit, L.L.C., Lone Oak – Essex, L.L.C., Lone Oak – Harahan, L.L.C., Lone Oak – Kansas City, L.L.C., Lone Oak – Mt. Pleasant, L.L.C., Lone Oak – Oak Creek, L.L.C., Lone Elm – Omaha, L.L.C., Lone Oak – Rogers, L.L.C., Lone Oak – Shreveport, L.L.C., Lone Oak – Shawano, L.L.C., Lone Oak – Springfield, L.L.C., Lone Oak – Suffolk, L.L.C. and Lone Oak – Taunton, L.L.C., collectively the “Lone Oak Reinhart Subsidiaries.”

The accompanying carve-out combined financial statements include the historical accounts of the Reinhart foodservice business of Reyes and the historical accounts of the Lone Oak Reinhart Subsidiaries within Lone Oak related to the Reinhart foodservice business, collectively referred to as the “Reinhart Foodservice Business or the Business.”

Fiscal Year—Reyes’ fiscal year consists of twelve months ending on December 31, but certain of its businesses, including Reinhart, use fiscal years consisting of 52 or 53 weeks ending on the Saturday in December closest to December 31. The Reinhart fiscal years reported consist of 52 weeks in the year ended December 29, 2018 and 52 weeks in the year ended December 30, 2017.

Basis of Presentation—Stand-alone financial statements have not been historically prepared for the Business. The carve-out combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented on a stand-alone basis.

The Business is comprised of certain Reyes and Lone Oak wholly owned legal entities and certain components of other legal entities in which the Reinhart Foodservice Business operates in conjunction with other Reyes and Lone Oak businesses. For the shared entities in which discrete financial information was not available, allocation methodologies were applied to certain accounts to attribute and allocate amounts to the Business as discussed further in Note 8—Relationship with Members and Related Entities.

For the purposes of the accompanying stand-alone carve-out combined financial statements, the Business has been defined as the assets, liabilities, revenue, and expenses that are attributable to the Business’ operations including: distinct distribution facilities and the associated costs of those facilities, transportation vehicles and their costs which are dedicated to the aforementioned facilities, inventories, the dedicated workforce (e.g., facilities employees, sales force, product category management and back office), customer relationships specific to the Business and the receivables and revenues associated with those sales, direct vendor relationships and the payables and costs associated with those costs, and intellectual property specific to the Business (e.g., brands and trademarks) and the cost to maintain that intellectual property.

The results of operations also include allocations of (i) costs for administrative functions and services performed on behalf of the Business by centralized corporate functions within Reyes; and (ii) Reyes’ general corporate expenses. See Note 8—Relationship with Members and Related Entities for a description of the allocation methodologies employed.

All charges and allocations of costs for facilities, functions, and services performed by Reyes have been deemed paid by the Business to Reyes in the period in which the cost was recorded in the combined statements of earnings. All of the allocations and estimates in the combined financial statements are based on assumptions that management of Reyes and the Business believe are reasonable. However, the combined financial statements included herein may not be indicative of the financial position, results of operations, and cash flows of the Business in the future or if the Business had been a separate, stand-alone entity during the periods presented. Actual costs that would have been incurred if the Business had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, such as the division of shared services in legal, finance, human resources, information systems, supply chain, tax, treasury, capital deployment, and marketing, among others. The Business believes that the combined financial statements include all adjustments necessary for a fair presentation of the Business.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Combination—In preparing the combined financial statements all significant intercompany accounts and transactions within the Business have been eliminated.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable—Accounts receivable are net of allowances of $6,145 and $6,568 as of December 31, 2018 and 2017, respectively.

Other receivables primarily include amounts due from suppliers and result from promotional activities and sales allowance participation.

Inventories—Inventories, consisting of product for resale, are valued at the lower of cost or market. At December 31, 2018 and 2017, substantially all of the Business’ inventory was valued using the last-in, first-out (LIFO) method.

If the first-in, first-out method had been used for the Business’ inventory, inventories would have been $34,860 and $35,313 higher as of December 31, 2018 and 2017, respectively.

For the years ended December 31, 2018 and 2017, the Business liquidated certain LIFO inventories that were carried at higher costs prevailing in prior years, which decreased net earnings by approximately $151 and $301, respectively.

Property, Plant and Equipment—Depreciation is computed, generally using the straight-line method over the estimated useful lives of the respective assets. Amortization of leasehold improvements is provided over the lesser of the lease term or the estimated useful life of the asset.

Amounts for maintenance and repairs are charged to expense as incurred. Major expenditures for improvements which are expected to increase the useful life of an item are capitalized to the appropriate asset accounts. Gains and losses on sales of property and equipment are credited or charged to income. The estimated useful lives for the assets are as follows:

Buildings and improvements	3–40 years
Transportation equipment	5–10 years
Furniture, fixtures and equipment	3–10 years
Computer equipment and software	3–8 years

Goodwill and Intangible Assets—Goodwill and intangible assets primarily result from business acquisitions. The Business’ primary intangible assets are customer relationships and trademarks. Customer relationships and certain trademark intangible assets are amortized over their estimated useful lives of 7-18 years using the straight-line method. Certain trademarks are not amortized because they have indefinite useful lives.

Intangible assets that are subject to amortization are evaluated for impairment using a process similar to that used to evaluate long-lived assets described below. Intangible assets not subject to amortization are assessed for impairment at least annually and whenever events or changes in circumstances indicate that it is more likely than not that an asset may be impaired. The impairment test for indefinite-lived intangible assets consists of a comparison of the fair value of the intangible asset with its carrying amount. An impairment loss is recognized for the amount by which the carrying value exceeds the fair value of the asset. The key uncertainties in these calculations are the assumptions used in an operating company’s forecasted future performance, including revenue growth and operating margins, as well as the perceived risk associated with those forecasts. The Business did not recognize any intangible impairment charges during the years ended December 31, 2018 or 2017.

The Business records the excess of cost over net assets of businesses acquired as goodwill. The Business reviews goodwill for impairment annually and whenever events or changes in circumstances indicate that the fair value may be below its carrying value. If the fair value of is less than its carrying value, an impairment loss, if any, is recorded for the difference between the implied fair value and carrying value of goodwill. The Business calculates the fair value considering an income approach which calculates the fair value using a discounted net cash flow model. Internally forecasted future cash flows, which the Business believes reasonably approximate market participant assumptions, are discounted using a weighted average cost of capital (Discount Rate). The Discount Rate is developed using market observable inputs, and considers whether or not there is a measure of risk related to the company’s forecasted performance. The Business did not recognize any goodwill impairment charges during the years ended December 31, 2018 or 2017.

Insurance Accruals—Reyes retains selected levels of property and casualty risks, primarily related to employee health care, workers’ compensation claims, and other casualty losses. Many of these potential losses are covered under conventional insurance programs with third party carriers having high deductible limits. As a result, Reyes accrues liabilities for incurred but not reported losses related to these retained risks which are calculated based upon loss development factors that consider a number of elements, including claims history and expected trends. The Business participates in Reyes sponsored insurance plans. These combined financial statements include the liabilities and expenses related to these insurance plans allocated to the Business using both specifically identifiable costs and shared costs based on certain cost sharing metrics. Self-insurance liabilities included in accrued expenses and other liabilities on the accompanying combined balance sheets as of December 31, 2018 and 2017, are $46,074 and $45,779, respectively.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of—The Business reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to not be recoverable, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted net cash flows of the assets. There was no long-lived asset impairment during 2018 and 2017.

Income Taxes—The Business accounts for income taxes in accordance with Accounting Standards Codification (ASC) Topic 740, Income Taxes. The entities within the Business are treated as a partnership for federal and state income tax purposes. Accordingly, the members are responsible for United States federal and substantially all state income tax liabilities arising out of the operations.

Revenue Recognition—The Business recognizes revenue at the time products are delivered and distribution services are provided to the customer.

In accordance with ASC Topic 605, Revenue Recognition, the Business records sales allowances provided to its customers as a reduction of net sales and consideration received from suppliers as a reduction to cost of sales.

Financial Instruments—Financial instruments measured at carrying value consist primarily of cash, accounts receivable, accounts payable, accrued expenses and debt. Investments held related to the deferred compensation plan assets are recorded at fair value and are included in the accompanying combined balance sheets as a component of other assets. Fair value for all other financial instruments is considered to be carrying value due to the short-term nature of such instruments.

The Business uses diesel fuel swap agreements to manage its exposure to changes in diesel fuel costs. Proceeds or payments on these agreements are recorded as adjustments to fuel cost in delivery expenses in the accompanying combined statements of earnings. The Business elected to use hedge accounting for certain of these swap agreements. As of December 31, 2018 and 2017, the notional amount outstanding on the fuel swap agreements accounted for as cash flow hedges was 16,909,000 and 10,206,000 gallons, respectively.

The Business uses interest rate swaps to manage its exposure to changes in interest rates for its floating rate debt. These interest rate swaps qualify as cash flow hedges. The interest rate differential received on the swaps was $172 for the year ended December 31, 2018 and differential paid on the swaps was $592 for the year ended December 31, 2017, respectively, and was recognized in the combined statements of earnings as a decrease and an increase in interest expense, respectively. As of December 31, 2018 and 2017, the notional principal amount outstanding on the interest rate swaps was $78,891, and $82,429, respectively.

In accordance with ASC Topic 815, Derivatives and Hedging, the fair value of the derivative instruments accounted for as cash flow hedges is recorded in the accompanying combined balance sheets as a component of accrued expenses in 2018 and prepaid expenses and other current assets in 2017, and in accumulated other comprehensive income (loss) as a component of members’ capital. The gain (loss) on the hedged item is reported in the combined statements of earnings on the same line as the hedged item. During 2018 and 2017, there was no ineffectiveness.

For the years ended December 31, 2018 and 2017, the Business adjusted its derivative financial instruments to fair value, which resulted in a decrease of $9,434 and an increase of $3,462, respectively, to accumulated other comprehensive income (loss) for those instruments where hedge accounting was elected.

Fair Value Measurements—ASC Topic 820, Fair Value Measurements and Disclosures, establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level I, defined as observable inputs such as quoted market prices in active markets; Level II, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level III, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Business uses the market approach to value its financial assets and liabilities, and there were no changes in valuation techniques during the year ended December 31, 2018. The following table presents information about the financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2018 and 2017:

	Fair Value Measurements
Assets	2018	Level I	Level II	Level III
Deferred compensation plan assets	$3,328	$3,328	$-	$-
Total assets	$3,328	$3,328	$-	$-
Liabilities
Deferred compensation plan liabilities	$3,328	$3,328	$-	$-
Derivative instruments	4,668	-	4,668	-
Total liabilities	$7,996	$3,328	$4,668	$-

	Fair Value Measurements
Assets	2017	Level I	Level II	Level III
Deferred compensation plan assets	$3,547	$3,547	$-	$-
Derivative instruments	4,766	-	4,766	-
Total assets	$8,313	$3,547	$4,766	$-
Liabilities
Deferred compensation plan liabilities	$3,547	$3,547	$-	$-
Total liabilities	$3,547	$3,547	$-	$-

Comprehensive Income—The Business reports comprehensive income in accordance with ASC Topic 220, Comprehensive Income. ASC Topic 220 requires companies to report all changes in equity during a period, except those resulting from investment by owners and distributions to owners, in a financial statement for the period in which they are recognized. The Business has chosen to disclose comprehensive income, which encompasses net earnings and derivative instrument gains and losses, as part of the combined statements of comprehensive income. The accumulated other comprehensive income (loss) as of December 31, 2018 and 2017 consists of a loss of $4,668 and a gain of $4,766 on derivative instruments adjustments, respectively.

New Accounting Pronouncements—In January 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendment removes the requirement to compare the implied fair value of goodwill with its carrying amount as part of Step 2 of the goodwill impairment test. The guidance is effective for fiscal years beginning after December 15, 2021. The Business early adopted this new guidance and there is not a material impact on the combined financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The ASU supersedes the lease recognition requirements in ASC Topic 840, Leases. The ASU requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. The ASU will be effective for fiscal years beginning after December 15, 2019 for non-public companies. The Business is currently evaluating the effect this standard will have on the combined financial statements, however the impact is expected to be material.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. The ASU supersedes the revenue recognition requirements of ASC Topic 605, Revenue Recognition, and most industry-specific guidance. The ASU requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The ASU will be effective for fiscal years beginning after December 15, 2018. The Business is currently evaluating the effect this standard will have on the combined financial statements.

Subsequent Events—In July 2019, Performance Food Group Company entered into an agreement with Reyes and Lone Oak to acquire the membership interests of Reinhart and the Lone Oak Reinhart Subsidiaries.

The Business has evaluated subsequent events through August 27, 2019. There were no other subsequent events that require recognition of disclosure.

3.	PROPERTY, PLANT AND EQUIPMENT

A summary of property, plant and equipment as of December 31, 2018 and 2017, is as follows:

	2018	2017

Land and land improvements	$33,948	$33,829
Buildings and improvements	264,167	276,083
Transportation equipment	267,078	252,297
Furniture, fixtures and equipment	117,532	94,041
Computer equipment and software	36,627	29,801
Construction-in-progress	23,817	16,308
	743,169	702,359
Less—accumulated depreciation	348,088	321,105
Total	$395,081	$381,254

Certain property, plant and equipment are pledged as security for debt obligations.

4.	GOODWILL AND INTANGIBLE ASSETS

The changes in the carrying amount of goodwill for the years ended December 31, 2018 and 2017, were as follows:

	2018	2017

Beginning balance	$576,456	$577,096
Adjustment of goodwill	-	(640)
Ending balance	$576,456	$576,456

The carrying value of intangible assets as of December 31, 2018 and 2017 were as follows:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

December 31, 2018

Unamortized intangible assets
Trademark	$111,000	$-	$111,000
Amortized intangible assets
Trademark	2,100	383	1,717
Customer relationships	86,498	57,673	28,825
Ending balance	$199,598	$58,056	$141,542
December 31, 2017
Unamortized intangible assets
Trademark	$111,000	$-	$111,000
Amortized intangible assets
Trademark	2,100	239	1,861
Customer relationships	86,498	52,820	33,678
Ending balance	$199,598	$53,059	$146,539

Amortization expense was $4,997 and $5,013 for the years ended December 31, 2018 and 2017, respectively. Amortization expense for each of the next five years is expected to approximate $5,000.

5.	DEBT OBLIGATIONS

Reyes has an agreement to sell selected Reinhart trade receivables to third-party financial institutions on an ongoing basis and with limited recourse, subject to borrowing base availability and other terms and conditions. The aggregate maximum amount of borrowings under this agreement was $225,000 at December 31, 2018. Recourse is limited principally to the substitution of  “eligible” receivables for “ineligible” receivables as defined in the agreement. Borrowings bear interest at LIBOR based rates plus applicable margins (3.25% to 3.36% as of December 31, 2018). This agreement expires in December 2020.

At both December 31, 2018 and 2017, $225,000 was outstanding under this program and is included in long-term debt in the combined balance sheets.

Certain of the Lone Oak Reinhart Subsidiaries (Lone Oak Reinhart Borrowers) have entered into mortgage notes which are secured by the underlying real estate. Each of the mortgage notes contain certain financial covenants which require Lone Oak to maintain a required level of tangible net worth and the related Lone Oak Reinhart Borrower to maintain required levels of fixed charge coverage. Lone Oak and each of the Lone Oak Reinhart Borrowers were in compliance with all covenants as of December 31, 2018 and 2017.

A summary of long-term debt as of December 31, 2018 and 2017, is as follows:

	2018	2017
Mortgage notes payable, with varying interest at LIBOR plus 2.05% to 2.50%, due in varying monthly installments through May 2025	$78,891	$82,428
Mortgage notes payable, with interest at 4.15%, due in monthly principal and interest installments of $67 through September 2021 and a balloon principal payment of $8,755 due October 2021	9,934	10,318
Trade receivables-backed facilities	225,000	225,000
	313,825	317,746
Less current installments	4,096	3,921
Total long-term debt	$309,729	$313,825

The aggregate maturities of long-term debt as of December 31, 2018, are as follows:

Years Ending December 31	Amount
2019	$4,096
2020	229,266
2021	28,143
2022	21,246
2023	15,065
Thereafter	16,009
Total	$313,825

Certain property, plant and equipment are pledged as security for debt obligations.

6.	LEASES

The Business leases certain of its transportation, other equipment, and several of its facilities under lease agreements that expire through 2030.

The aggregate minimum lease payments as of December 31, 2018 are as follows:

Years Ending December 31	Amount
2019	$8,911
2020	7,674
2021	6,580
2022	4,322
2023	4,201
Thereafter	16,566
Total	$48,254

Certain facilities are leased from affiliated companies. Approximately $4,170 of future minimum lease payments in the above table are payable to affiliated entities. Total rent expense was $9,694 and $9,578 for the years ended December 31, 2018 and 2017, respectively. Rent expense included payments to affiliates of $1,931 and $2,356 for the years ended December 31, 2018 and 2017, respectively.

7.	EMPLOYEE BENEFIT PLANS

401(k) Plan—The Business sponsors a 401(k) plan for substantially all salaried and certain hourly employees. The plan includes optional employee contributions as a percentage of eligible earnings, subject to IRS limitations, with matching employer contributions as a percentage of eligible earnings. The plan allows for additional discretionary contributions by the employer as a percentage of eligible salary, with full vesting after five years of service. Total employer contribution costs recognized during the years ended December 31, 2018 and 2017, amounted to $10,381 and $9,385, respectively.

Long-Term Incentive Plan—The Business maintains long-term incentive plans for key employees. Eligible employees may be awarded performance units, which vest based on achieving targeted EBITDA, as defined in the plan. The Business recognized $3,861 and $3,190 of expense for the years ended December 31, 2018 and 2017, respectively, related to this plan.

Deferred Compensation Plan—The Business maintains a deferred compensation plan for key employees. The plan provides for employee deferrals of certain percentages of base salary, bonus pay and long-term incentive plan earnings. The Business invests the deferrals as directed by the employee. These investments and the corresponding liabilities to the employees are recorded as assets and liabilities of the Business. The Business classifies these investments as trading as of December 31, 2018 and 2017. The investments are stated at fair value and consist of market traded mutual funds. Unrealized gains or losses from these investments are recorded in other income (expense) with the corresponding increase or decrease in compensation expense included in operating expenses in the accompanying combined statements of earnings.

8.	RELATIONSHIP WITH MEMBERS AND RELATED ENTITIES

Historically, the Business has been managed and operated by Reyes. Accordingly, certain shared costs have been allocated to the Business and reflected as expenses in these combined financial statements. Management believes the allocation methodologies are a reasonable reflection of the utilization of services provided to or the benefits received by the Business during the periods presented. The expenses reflected in the accompanying combined statements of earnings may not be indicative of expenses that will be incurred by the Business in the future.

These combined financial statements include direct and indirect expense allocations of costs associated with corporate finance, information services, human resources, corporate office and other services. These costs are allocated to the Business based on direct usage/benefit where identifiable or other measures as determined appropriate by management. The allocated functional service expenses and general corporate expenses included in the combined statements of earnings were $5,177 and $5,211 for the years ended December 31, 2018 and 2017, respectively.

The Business participates in the Reyes’ centralized cash management and financing programs. Certain short and long-term debt needs for the Business are financed by Reyes and financing decisions for Reyes and Lone Oak wholly owned subsidiaries are determined by the Reyes’ central treasury operations.

At December 31, 2018, Reinhart provided guarantees of term notes and a revolving line of credit of Reyes, which expire through December 2030. The guarantees relate to borrowings made by Reyes principally for acquisitions, capital projects and to fund net working capital. Under the terms of the guarantees, Reinhart would be required to fulfill the guarantees should Reyes be in default of its terms. Several other companies owned by Reyes also guarantee this debt. No liability has been recorded in connection with this guarantee. Reyes has also pledged its ownership interest in Reinhart as security for its debt.

The Reyes’ debt facilities contain certain financial covenants which require that Reyes not exceed certain levels of leverage and minimum fixed charge coverage ratio. Reyes was in compliance with all covenants as of December 31, 2018 and 2017.

At December 31, 2018, certain of the Lone Oak Reinhart Subsidiaries provided guarantees of a term facility of Lone Oak, which expire through November 2025. The guarantees relate to borrowings made by Lone Oak principally for purchases of or construction projects relating to commercial real estate properties. Under the terms of the guarantees, the Lone Oak Reinhart Subsidiaries would be required to fulfill the guarantees should Lone Oak be in default of its terms. Several other companies owned by Lone Oak also guarantee this debt. No liability has been recorded in connection with this guarantee.

The Lone Oak term facility contains certain financial covenants which require Lone Oak to maintain a required level of tangible net worth and the related guaranteeing Lone Oak Reinhart Subsidiary to maintain required levels of fixed charge coverage. Lone Oak and each of the guaranteeing Lone Oak Reinhart Subsidiaries were in compliance with all covenants as of December 31, 2018 and 2017.

The amount Due to Members bears interest at rates that adjust periodically. At December 31, 2018, the interest rate ranged from 2.73% to 5.56%.

The Business paid fees to a related party of $15,006 and $5,193 for the years ended December 31, 2018 and 2017, respectively, in exchange for services provided related to maintaining certain of our transportation equipment.

As discussed in Note 6, certain facilities are leased from affiliated companies.

9.	CONTINGENCIES

The Business is a party to various litigation, which arises in the ordinary course of business. Management makes provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Management believes the provisions are adequate to address potential liability in litigation matters. Management is of the opinion that the outcome of such litigation will not have material adverse effect on the Business’ financial position, results of operations or cash flows.

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